UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRILLER GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TRILLER GROUP INC.
1301 N Broadway STE 98065
Los Angeles, 90012 CA

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 30, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 Special Meeting of Shareholders of Triller Group Inc., or the Company, Special Meeting.

The Special Meeting will be held:

At:	20F Foyer, 625 King’s Road, North Point, Hong Kong
On:	October 30, 2026
Time:	1 p.m. local time

The Notice of Special Meeting of Shareholders, the Proxy Statement and the proxy card accompany this letter, will be first mailed to our shareholders on or about October 9, 2026.

The Special Meeting is being held for the following purposes:

●	to approve the issuance of 85,906,957 shares of Common Stock pursuant to (1) the conversion of $84,726,777 of indebtedness owed to entities controlled or owned by Mr. Tsai Ming Hsing, Richard (“Mr. Tsai”) into the Common Stock of Triller Group Inc. at a conversion price of $1.00 per share, consisting of (a) $59,722,260 of exchangeable notes held by Giant Wisdom Ventures Limited, and (b) $25,004,517of loans from TAG Holdings Limited, and (2) the conversion of 1,180,180 shares of Series A-1 Preferred Stock held by entities controlled or owned by Mr. Tsai, namely Giant Wisdom Ventures Limited, Castle Lion Investments Limited, and Fubon Financial Holding Venture Capital Co. Ltd., into Common Stock on a one-for-one basis (the “Proposal 1” or “Conversion and Issuance Proposal”); and

●	to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock, par value $0.001 per share (the “Common Stock”) by a ratio of no more than 1-for-5 at any time within one year after the 2026 Special Meeting, with the exact ratio to be determined within this range as determined by the Board in its sole discretion (the “Proposal 2” or “Reverse Stock Split Proposal”);

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the Conversion and Issuance Proposal (Proposal 1) and “FOR” the Reverse Stock Split Proposal (Proposal 2).

The Notice of Special Meeting of Shareholders, the Proxy Statement and the proxy card accompany this letter, will be first mailed to our shareholders of record on our books at the close of business on October 1, 2026, the record date for the 2026 Special Meeting on or about [*], 2026. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by submitting by mail a paper copy of your proxy or vote instructions, so that your shares are represented at the meeting. You may also revoke your proxy or vote instructions and change your vote at any time prior to the Special Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Triller Group Inc. We look forward to seeing you at the Special Meeting.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Advantage Proxy:

Advantage Proxy
P.O. Box 10904
Yakima, WA 98909
Toll Free: (877) 870-8565
Collect: (206) 870-8565
Email: ksmith@advantageproxy.com

Whether or not you plan to attend the 2026 Special Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

/s/ Ng Wing Fai
Ng Wing Fai
Executive Director [*], 2026

TRILLER GROUP INC.
7119 West Sunset Boulevard, Suite 782
Los Angeles, CA

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON october 30, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE2026 SPECIAL MEETING TO BE HELD ON october 30, 2026

Copies of this proxy statement and the form of proxy card will be mail on or about [*], 2026.

The board of directors (“Board” or “Board of Directors”) of Triller Group Inc. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2026 special meeting of shareholders (the “2026 Special Meeting”). The 2026 Special Meeting will be held on October 30, 2026 at 1:00 p.m. local time, at 20F Foyer, 625 King’s Road, North Point, Hong Kong.

i

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the 2026 Special Meeting:

Q:	Why are we holding the 2026 Special Meeting?

A:	There will be at least two items of business that must be voted on by our shareholders at the 2026 Special Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2026 Special Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q:	Who is entitled to vote?

A:	Only shareholders of record as of the close of business on October 1, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the 2026 Special Meeting. As of the Record Date, there were 21,396,830 shares of Common Stock and 1,180,180 shares of Series A-1 Preferred Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. Each share of Series A-1 Preferred Stock entitles the holder thereof to one vote per share on an as-converted basis on each matter submitted for shareholder approval. A list of shareholders eligible to vote at the 2026 Special Meeting is available for inspection at the 2026 Special Meeting.

Q:	What may I vote on?

A:	You may vote on the following matters:

1.

to approve the issuance of 85,906,957 shares of Common Stock pursuant to (1) the conversion of $84,726,777 of indebtedness owed to entities controlled or owned by Mr. Tsai Ming Hsing, Richard (“Mr. Tsai”) into the Common Stock of Triller Group Inc. at a conversion price of $1.00 per share, consisting of (a) $59,722,260 of exchangeable notes held by Giant Wisdom Ventures Limited, and (b) $25,004,517 of loans from TAG Holdings Limited, and (2) the conversion of 1,180,180 shares of Series A-1 Preferred Stock held by entities controlled or owned by Mr. Tsai, namely Giant Wisdom Ventures Limited, Castle Lion Investments Limited, and Fubon Financial Holding Venture Capital Co. Ltd., into Common Stock on a one-for-one basis (the “Proposal 1” or “Conversion and Issuance Proposal”); and

2.	to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock, par value $0.001 per share (the “Common Stock”) by a ratio of no more than 1-for-5 at any time within one year after the 2026 Special Meeting, with the exact ratio to be determined within this range as determined by the Board in its sole discretion (the “Reverse Stock Split”);

3.	any other business that may properly come before the 2026 Special Meeting and any adjournment or postponement thereof.

Q:	Will any other business be presented for action by shareholders at the 2026 Special Meeting?

A:	The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How does the Board recommend that I vote on each of the proposals?

A:	Our Board recommends a vote ”FOR” the Conversion and Issuance Proposal (Proposal 1), and “FOR” the Reverse Stock Split Proposal (Proposal 2).

Q:	How do I vote my shares?

A:	If you own your shares directly (i.e., you are a “registered shareholder”): your proxy is being solicited directly by us, and you can vote by mail, over the Internet, over the phone or you can vote at the 2026 Special Meeting if you virtually attend the meeting.

If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxy will vote your shares ”FOR” the Conversion and Issuance Proposal, and “FOR” the Reverse Stock Split Proposal in his discretion, and on any other matter that properly comes before the 2026 Special Meeting. Unsigned proxy cards will not be counted.

If you wish to vote over the internet, please go to the website listed on your proxy card or voting instruction form. Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on October 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. There may be costs associated with electronic access, such as usage charges from Internet access providers that must be paid by the shareholder. The Internet voting procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting over the Internet authorizes the named proxy to vote your shares in the same manner as if you had submitted a validly executed proxy card.

If you wish to vote by telephone, please use the phone number listed on your proxy card or voting instruction form.

If you wish to vote in person at the Special Meeting, you will be given a ballot when you arrive.

If you hold your shares through a broker, bank or other nominee:    If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares virtually at the 2026 Special Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares in person the 2026 Special Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote via the Internet or by telephone. Please refer to the instructions provided with your voting instruction card for information about voting. See also “Will my shares be voted if I do not return my proxy?” below.

Q:	What is a proxy?

A:	A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxy Ng Wing Fai, our Group Chief Executive Officer, and Shu Pei Huang, Desmond, our Acting Group Chief Financial Officer. They may act on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to virtually attend the 2026 Special Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your ordinary shares may be voted.

Q:	How will my shares be voted if I give no specific instruction?

A:	We must vote your shares as you have instructed. If there is a matter on which a shareholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the Conversion and Issuance Proposal; and

2.	”FOR” the Reverse Stock Split Proposal.

This authorization would exist, for example, if a shareholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

Q:	What if I want to change my vote or revoke my proxy?

A:	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2026 Special Meeting. To do so, you must do one of the following:

1.	Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m. Eastern Time on October 29, 2026.

2.	Sign a new proxy and submit it by mail to the transfer agent, bank, brokerage firm, or other nominee who must receive the proxy card no later than October 29, 2026. Only your latest dated proxy will be counted.

3.	Attend the 2026 Special Meeting and vote at the meeting. Attending the 2026 Special Meeting alone will not revoke your Internet vote or proxy submitted by mail, as the case may be.

4.	Give Advantage Proxy, our proxy solicitor, written notice before or at the 2026 Special Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote electronically at the 2026 Special Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s legal proxy as described in the answer to the question “How do I vote my shares?” above.

Q:	What is a quorum?

A:	The holders of 35% of the 21,396,830 shares of Common Stock and 1,180,180 shares of Series A-1 Preferred Stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the 2026 Special Meeting. If you choose to have your shares represented by proxy at the 2026 Special Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the 2026 Special Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the 2026 Special Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:	What is a broker non-vote?

A:	If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

Since both Proposal 1 and Proposal 2 are “non-routine” proposals, brokers cannot use discretionary authority to vote shares on both Proposal 1 and Proposal 2 if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Q:	What vote is required to approve each matter and how are votes counted?

A:	The table below summarizes the proposals that will be voted on, the vote required to approve each item:

Proposal	Votes Required	Voting Options
Proposal 1: Conversion and Issuance Proposal	The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”
Proposal 2: Reverse Stock Split Proposal	The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”

Q:	Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:	Members of the Board and officers of the Company do not have any interest in Proposal 1, the Conversion and Issuance Proposal, or Proposal 2, the Reverse Stock Split Proposal.

Q:	How many shares do the affiliates, directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:	Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 8.2% of our outstanding shares of Common Stock and shares of Series A-1 Preferred Stock. They are expected to vote in favor of the Conversion and Issuance Proposal and in favor of the Reverse Stock Split Proposal.

Q:	Who will count the votes?

A:	A representative of Advantage Proxy, will serve as our inspector of elections and will count the votes cast by proxy and the votes cast in person at the 2026 Special Meeting.

Q:	Who can attend the 2026 Special Meeting?

A:	All shareholders are invited to attend the 2026 Special Meeting.

Q:	Are there any expenses associated with collecting the shareholder votes?

A:	All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Advantage Proxy as our project manager in connection with the Special Meeting. If you have any questions or require any assistance with completing your proxy, please contact Advantage Proxy by telephone toll-free 1-(877) 870-8565 or (206) 870-8565, or by email at ksmith@advantageproxy.com.

Q:	Where can you find the voting results?

A:	Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2026 Special Meeting.

PROPOSAL 1: CONVERSION AND ISSUANCE PROPOSAL

General

Our shares of Common Stock, par value $0.001 per share, are listed on Nasdaq and, as such, we are subject to the exchange’s listing rules. For purposes of complying with Nasdaq Listing Rule 5635, we are seeking shareholders’ approval of the issuance of 85,906,957 shares of Common Stock pursuant to (1) the conversion of $84,726,777 of indebtedness owed to entities controlled or owned by Mr. Tsai Ming Hsing, Richard (“Mr. Tsai”) into the Common Stock of Triller Group Inc. at a conversion price of $1.00 per share, consisting of (a) $59,722,260 of exchangeable notes held by Giant Wisdom Ventures Limited, and (b) $25,004,517 of loans from TAG Holdings Limited, and (2) the conversion of 1,180,180 shares of Series A-1 Preferred Stock held by entities controlled or owned by Mr. Tsai, namely Giant Wisdom Ventures Limited, Castle Lion Investments Limited, and Fubon Financial Holding Venture Capital Co. Ltd., into Common Stock on a one-for-one basis. Nasdaq Listing Rule 5635(b) requires shareholders’ approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Under Nasdaq’s interpretation of Nasdaq Listing Rule 5635(b), a “change of control” would occur when, as a result of the issuance of securities, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power. Nasdaq Listing Rule 5635(d) requires shareholders’ approval for transactions other than public offerings of 20% or more of a company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq official closing price of the Common Stock for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

Currently, through his direct ownership and indirect ownership of shares held by entities under his control, Mr. Tsai beneficially owns approximately 18.8% of the Company’s outstanding Common Stock. If this Proposal 1 is approved and the Company issues approximately 85.9 million shares of Common Stock, Mr. Tsai would be expected to hold approximately 83.7% of our outstanding Common Stock. Mr. Tsai has been the Company’s controlling shareholder since the October 2024 business combination, and this Proposal 1 therefore introduces no new control person, involves no combination with a non-Nasdaq entity, and changes neither the Company’s business nor its management. For these reasons, the Company does not believe this Proposal 1 implicates Nasdaq Listing Rule 5110(a) or IM-5110-1. The Company nonetheless recognizes that the increase in Mr. Tsai’s ownership constitutes a change of control for purposes of Listing Rule 5635(b) and will seek shareholders’ approval of the issuance under Rule 5635(b), and under Rule 5635(d) to the extent applicable, at this 2026 Special Meeting to be held on October 30, 2026.

The table below summarizes the shares of Common Stock that would be issuable upon approval of this Proposal 1:

Security	Conversion price	Shares of Common Stock to be issued
Common Stock to be issued upon conversion of exchangeable notes held by Giant Wisdom Ventures Limited	$1.00	59,722,260
Common Stock to be issued upon conversion of loans from TAG Holdings Limited	$1.00	25,004,517
Common Stock to be issued upon conversion of Series A-1 Preferred Stock beneficially held by Mr. Tsai	one-for-one basis	1,180,180

Background

Exchangeable notes held by Giant Wisdom Ventures Limited

In connection with the merger (the “2024 Merger Transaction”) between the Company (f/k/a AGBA Group Holding Limited) and Triller Corp., the Company assumed the liabilities of Triller Corp, which included convertible notes issued to Giant Wisdom Ventures Limited (previously named Total Formation Inc.), which is currently named Giant Wisdom Ventures Limited, with a total principal balance of approximately $35.3 million and fair value of approximately $46.3 million as of the closing of the 2024 Merger Consideration. The notes bear 15% annual interest and are payable on demand at any time on or after August 1, 2024. The Company may prepay any amount owed under the note in whole or in part at any time without penalty or premium, plus unpaid accrued interest as of the date of such repayment. In the event that the Company fails to pay any amount due under this note when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, these events will constitute an event of default. An event of default will result in Giant Wisdom Ventures Limited having the option, by written notice to the Company, to declare the entire principal amount, together with all accrued but unpaid interest, payable immediately. If any amount payable under the notes is not paid when due, such overdue amount shall bear interest at the default rate of 16% from the date of such non-payment until such amount is paid in full. As of the date of this proxy statement, the notes were reported at a fair value of approximately $59.7 million.

Loans from TAG Holdings Limited

There is no formal loan agreement between TAG Holding Limited and the Company. Since the completion of the 2024 Merger Transaction, TAG Holding Limited has provided ongoing financial support to the Company in the form of shareholder advances, and has continued to do so through the present time. As of August 31, 2026, the Company was indebted to TAG Holding Limited in the aggregate amount of approximately $25,004,517.

Series A-1 Preferred Stock beneficially held by Mr. Tsai

In connection with the 2024 Merger Transaction, the Company issued 11,801,804 shares of Series A-1 Preferred Stock to the holders of Triller Corp preferred stock. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock.

Following the 10-for-1 share consolidation effected in June 2026, there are 1,180,180 shares of Series A-1 Preferred Stock outstanding, all of which are beneficially owned by Mr. Tsai. The 1,180,180 shares of Triller Group Series A-1 Preferred Stock are held by entities controlled or owned by Mr. Tsai as follows: 810,902 shares of Series A-1 Preferred Stock held by Giant Wisdom Ventures Limited, 258,495 shares of Series A-1 Preferred Stock held by Castle Lion Investments Limited, and 110,784 shares of Series A-1 Preferred Stock held by Fubon Financial Holding Venture Capital Co. Ltd.

Nasdaq Shareholder Approval Requirements

Our Common Stock is listed on The Nasdaq Capital Stock Market and trades under the ticker symbol “IRRL”. Nasdaq Listing Rule 5635(b) requires shareholders’ approval for any issuance of securities that will result in a change of control, which Nasdaq generally defines as when one investor or group of investors owns, or has the right to acquire, 20% of more of a company’s outstanding Common Stock or voting power. Nasdaq Listing Rule 5635(d) requires shareholders’ approval of transactions other than public offerings of greater than the Minimum Price.

Currently, through his direct ownership and indirect ownership of shares held by entities under his control, Mr. Tsai beneficially owns approximately 18.8% of the Company’s outstanding Common Stock. If this Proposal 1 is approved and the Company issues approximately 85.9 million shares of Common Stock, Mr. Tsai would be expected to hold approximately 83.7% of our outstanding Common Stock. Mr. Tsai has been the Company’s controlling shareholder since the October 2024 business combination, and this Proposal 1 therefore introduces no new control person, involves no combination with a non-Nasdaq entity, and changes neither the Company’s business nor its management. For these reasons, the Company does not believe this Proposal 1 implicates Nasdaq Listing Rule 5110(a) or IM-5110-1. The Company nonetheless recognizes that the increase in Mr. Tsai’s ownership constitutes a change of control for purposes of Listing Rule 5635(b) and will seek shareholders’ approval of the issuance under Rule 5635(b), and under Rule 5635(d) to the extent applicable, at this 2026 Special Meeting to be held on October 30, 2026.

Reasons for Proposal 1

On August 27, 2026, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq informing the Company that, based on its market value of listed securities (“MVLS”) for the 30 consecutive business days ended August 25, 2026, it no longer complied with Nasdaq Listing Rule 5550(b)(2), which requires companies listed on The Nasdaq Capital Market to maintain a minimum MVLS of $35 million. As a result, the Company became subject to potential delisting from Nasdaq. The Company was granted seven calendar days to submit a plan to regain compliance with the MVLS requirement. The Conversion and Issuance Proposal was included in the compliance plan submitted to the Nasdaq Hearings Panel in the Company’s response letter dated September 3, 2026.

In approving this Proposal 1, the Board considered various factors, including the Company’s efforts to regain compliance with Nasdaq’s continued listing standards, strengthen its financial position, and reduce outstanding debt obligations. Following its evaluation of these considerations, the Board concluded that the Conversion and Issuance Proposal is in the best interests of the Company and its shareholders. The Board believes that this Proposal 1 will improve the Company’s balance sheet, support its compliance efforts, and position the Company for future growth.

Potential Consequences if Proposal 1 is Not Approved

As Proposal 1 was included as a key component of the Company’s plan to regain compliance with Nasdaq continued listing requirements following the Company’s receipt of a deficiency notice from the Staff stating that the Company no longer satisfied the minimum market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2), if Proposal 1 is not approved by the Company’s shareholders, the Company may be unable to implement a significant element of its compliance plan and may have limited alternatives available to address the deficiency within the timeframe required by Nasdaq.

As a result, there can be no assurance that the Company will be able to regain compliance with Nasdaq’s continued listing standards. If the Company fails to regain compliance, the Company’s securities may be delisted from Nasdaq. The Board believes that a Nasdaq delisting could have significant adverse consequences for the Company and its shareholders, including reduced liquidity and trading volume for the Company’s securities, increased difficulty in raising additional financing, and potential declines in the market price of the Company’s securities. In addition, if the Company’s securities were delisted from Nasdaq, trading could be conducted only on a less liquid over-the-counter market, if at all, which could make it more difficult for shareholders to buy or sell their securities and could further impair the value of their investment.

Potential Adverse Effects of Proposal 1

If this Proposal 1 is approved and we issue Common Stock as described above, no change would occur to the number of shares of Common Stock you own. However, as a result of those issuances, you will experience voting dilution with respect to your shares of Common Stock. Specifically, assuming the maximum number of Common Stock issuable upon conversion described above are issued, Mr. Tsai would beneficially own approximately 83.7% of the total outstanding shares of our Common Stock on a fully-diluted basis. Mr. Tsai has been the Company’s controlling shareholder since the 2024 Merger Transaction, and this Proposal 1 therefore introduces no new control person, involves no combination with a non-Nasdaq entity, and changes neither the Company’s business nor its management

Further, sales of a substantial number of our Common Stock in the public market by Mr. Tsai, or the perception that these sales might occur, could depress the market price of our Common Stock and could have a material adverse effect on the trading price of our Common Stock.

The concentration of ownership in Tsai would also not be expected to increase our public float. The trading volume of our Common Stock could be more limited than if our Common Stock were more widely held. In addition, because we are a relatively small company, the range of investors willing to invest in our Common Stock may be relatively limited. As a result of these factors, it may be more difficult for investors to sell your shares of Common Stock at a time and price that they deem appropriate, and could increase the volatility of our stock price.

Interests of Certain Persons

As described above, Mr. Tsai will benefit from the approval of this Proposal 1, as it could result in Mr. Tsai having a majority of voting power and control over us.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter will be required to approve the Conversion and Issuance Proposal. Abstentions will have no effect on the outcome of the vote.

Recommendation of our Board

Our Board unanimously recommends that the shareholders vote “FOR” the Conversion and Issuance Proposal at the Special Meeting.

PROPOSAL 2: REVERSE STOCK SPLIT PROPOSAL

Our Board has adopted resolutions (1) declaring that submitting an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval.

If approved by our shareholders, the Reverse Stock Split proposal would permit (but not require) our Board to effect a reverse stock split of the Common Stock at any time within one year after the 2026 Special Meeting by a ratio of no more than 1-for-5, with the exact ratio to be determined within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholders’ approval, our Board may consider, among other things, factors such as:

●	The continued listing requirements of the Nasdaq Capital Market;

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no more than 5 shares of existing Common Stock, as determined by our Board, will be combined into one share of Common Stock. The amendment to our Company’s Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the ratio for the Reverse Stock Split determined by our Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

No fractional shares of our Common Stock will be issued in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share of Common Stock, as described below.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the continued listing requirements of the Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to maintain our listing on the Nasdaq Capital Market. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the price of our Common Stock would, whether immediately or over the longer term, reflect the ratio of any Reverse Stock Split we may effectuate.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, our Board reserves the right, notwithstanding shareholders’ approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If a certificate of amendment effectuating the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware within one year after the 2026 Special Meeting, our Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a maximum of 5 shares of existing Common Stock will be combined into one new share of Common Stock. The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will have such fractional share rounded up to the nearest whole share. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “ILLR”.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders whose names are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the exchange agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).

No new post-Reverse Split Common Stock will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a Direct Registration Statement representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the rounding up of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these shareholders are entitled, subject to the rounding up of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for post-Reverse Split Common Stock. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), a New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Rounding of fractional shares

We will not issue fractional shares in connection with the Reverse Stock Split. Shareholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will have such fractional share automatically rounded up to the nearest whole share of Common Stock. No additional consideration will be required to be paid by any shareholder for such rounding.

After the Reverse Stock Split, no shareholder will hold a fractional share interest as a result of the rounding-up mechanism described above.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards, Warrants and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the board of directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter will be required to approve the Reverse Stock Split Proposal. Abstentions will have no effect on the outcome of the vote.

Recommendation of our Board

Our Board unanimously recommends that the shareholders vote “FOR” the Reverse Stock Split Proposal at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our Common Stock by (i) each person known to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. The percentage ownership information is based on 21,396,830 shares of Common Stock outstanding as of the Record Date. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Named Executive Officers of Triller
Ng Wing Fai	1,390,950	6.5
Shu Pei Huang, Desmond	368,547	1.7
Brian Chan	19,000	*
Thomas Ng	9,150	*
Felix Wong	59,623	*
All Directors and Named Executive Officers of the Company as a group (5 individuals)	1,847,270	8.6

*	Less than 1%.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2025, we believe that our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2025.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at +852 3601 8363 or by mail 20F Foyer, 625 King’s Road, North Point, Hong Kong SAR. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

By Order of the Board of Directors.

/s/ Ng Wing Fai
Ng Wing Fai
Executive Director
[*], 2026

PRELIMINARY PROXY CARD

TRILLER GROUP INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 30, 2026: The Proxy Statement is available on [*], 2026.

The undersigned hereby appoints Ng Wing Fai and Shu Pei Huang, Desmond, individually, each with full power of substitution, as proxy of the undersigned to attend the Special Meeting of Shareholders (the “Special Meeting”) of TRILLER GROUP INC., to be held on October 30, 2026 at 1 p.m. local time at 20F Foyer, 625 King’s Road, North Point, Hong Kong, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated [*], 2026 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	TO APPROVE THE ISSUANCE OF 85,906,957 SHARES OF COMMON STOCK PURSUANT TO (1) THE CONVERSION OF $84,726,777 OF INDEBTEDNESS OWED TO ENTITIES CONTROLLED OR OWNED BY MR. TSAI MING HSING, RICHARD (“MR. TSAI”) INTO THE COMMON STOCK OF TRILLER GROUP INC. AT A CONVERSION PRICE OF $1.00 PER SHARE, CONSISTING OF (A) $59,722,260 OF EXCHANGEABLE NOTES HELD BY GIANT WISDOM VENTURES LIMITED, AND (B) $25,004,517 OF LOANS FROM TAG HOLDINGS LIMITED, AND (2) THE CONVERSION OF 1,180,180 SHARES OF SERIES A-1 PREFERRED STOCK HELD BY ENTITIES CONTROLLED OR OWNED BY MR. TSAI, NAMELY GIANT WISDOM VENTURES LIMITED, CASTLE LION INVESTMENTS LIMITED, AND FUBON FINANCIAL HOLDING VENTURE CAPITAL CO. LTD., INTO COMMON STOCK ON A ONE-FOR-ONE BASIS.

For ☐	Against ☐	Abstain ☐

2.	TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, PAR VALUE $0.001 PER SHARE BY A RATIO OF NO MORE THAN 1-FOR-5 AT ANY TIME WITHIN ONE YEAR AFTER THE 2026 SPECIAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED WITHIN THIS RANGE AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION.

For ☐	Against ☐	Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:

Signature of Shareholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your share certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a share certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes            No

Number of attendees: ____________

PLEASE NOTE:

SHAREHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.